United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 10, 2026

Date of Report (Date of earliest event reported)

TRILLER GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38909	33-1473901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 N Broadway, STE 98065, Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (947) 622-9043

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ILLR	NASDAQ Capital Market
Warrants, each warrant exercisable for one-quarter of one share of Common Stock for $23.00 per full share	ILLRW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2026, Triller Group Inc. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”) at 20F Foyer, 625 King’s Road, North Point, Hong Kong. As of May 13, 2025, the record date set by the Company’s Board of Directors, there were 198,854,372 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 11,801,804 shares of Series A-1 Preferred Stock issued and entitled to be voted at the Special Meeting, of which 114,094,392 or approximately 54.16% of the total outstanding shares of Common Stock and Series A-1 Preferred Stock, were represented in person or by proxy; therefore, a quorum was present. The following proposals were presented at the Annual Meeting:

1. Election of Directors

All of the following four nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Broker Non-Vote
Ng Wing Fai	111,355,798	2,738,594	0
Brian Chan	111,621,665	2,472,727	0
Thomas Ng	111,583,754	2,510,638	0
Felix Yun Pun Wong	111,619,688	2,474,704	0

2. Ratification of the Company’s Independent Auditors

Shareholders ratified the appointment of Enrome LLP as the independent auditors of the Company for the fiscal year ended December 31, 2025, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Vote
112,764,808	195,155	1,134,429	0

3. Approval of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our common stock, par value $0.001 per share (the “Common Stock”) by a ratio of no more than 1-for-10 at any time within one year after the 2025 Annual Meeting, with the exact ratio to be determined within this range as determined by the Board in its sole discretion.

Shareholders approved an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our common stock, par value $0.001 per share (the “Common Stock”) by a ratio of no more than 1-for-10 at any time within one year after the 2025 Annual Meeting, with the exact ratio to be determined within this range as determined by the Board in its sole discretion.

For	Against	Abstain	Broker Non-Vote
106,765,882	6,200,982	1,127,528

4. Approval of an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Triller Group Inc.” to “Eight Holdings Inc.”

Shareholders approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Triller Group Inc.” to “Eight Holdings Inc.”

For	Against	Abstain	Broker Non-Vote
112,530,474	368,602	1,195,316	0

5. Approval of the Triller Group Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”), including the reservation of 39,600,000 shares of Common Stock for issuance thereunder.

Shareholders approved the Triller Group Inc. 2026 Equity Incentive Plan, including the reservation of 39,600,000 shares of Common Stock for issuance thereunder.

For	Against	Abstain	Broker Non-Vote
104,726,262	7,920,615	1,447,515	0

6. Approval of, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock (or securities convertible into or exercisable for common stock) in one or more private placements in excess of 20% of our outstanding common stock.

Shareholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock (or securities convertible into or exercisable for common stock) in one or more private placements including a potential private investment in public equity (“PIPE”) financing of up to $300 million. The offering will consist of between 200 million to 300 million shares of common stock at a price of between US$1.00 per share to US$1.50 per share.

For	Against	Abstain	Broker Non-Vote
107,210,774	5,412,726	1,470,892	0

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Triller Group Inc. 2026 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLER GROUP INC.

	By:	/s/ Shu Pei Huang, Desmond
		Name:	Shu Pei Huang, Desmond
		Title:	Acting Chief Financial Officer

Dated: June 11, 2026

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